SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 2, 1995





                           CPI CORP.
__________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
___________________________________________________________________
(State or other jurisdiction  (Commission file  (IRS Employer
 of incorporation)             Number)         Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
___________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314) 231-1575
___________________________________________________________________



___________________________________________________________________
(Former name or former address, if changes since last report.)


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                           SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                  ----------------------------
                                  Executive Vice President -
                                    Finance
                                  Principal Financial Officer



Dated:  March 6, 1995























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ITEM 5.  OTHER EVENTS

On March 2, 1995, CPI Corp. issued the following Press Release:
















































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          CPI CORP. EXPECTS FY 1994 EARNINGS TO EXCEED
                    MOST RECENT ESTIMATES



St. Louis, MO., March 2, 1995 - CPI Corp (NYSE-CPY) today said that unaudited results from the fourth quarter and the full 1994 fiscal year, which ended February 4, 1995, were better than expected.

In making the announcement, Alyn V. Essman, chairman and chief executive officer, said, "Earnings per share will probably exceed the range that we indicated earlier ($0.80 - $1.00), and subject to final audit adjustments and further clarification, it is possible that earnings could be as high as $1.05 versus $0.76 last year (not including a 1993 credit of $0.14 for an accounting change). Unaudited results indicate that sales for the year will be approximately $530 million versus last year's $475 million. It's gratifying to us that each one of the major divisions has contributed to the improved performance in the fourth quarter, leading us to look forward to 1995 with optimism regarding the new programs we have in place and our plans for further business development."

At the end of fiscal year 1994 there were approximately 13.7 million common shares outstanding, reflecting about a 4% reduction in the weighted average common shares.

A new release providing audited fiscal 1994 results, including operating segment details, is presently scheduled for April 6, 1995.

CPI Corp. is a consumer services company operating over 1,800 retail locations, including 1,013 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 673 CPI/Fox Photo/Proex photofinishing locations, 120 Prints Plus wall decor locations and 41 high-tech copy stores.















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